Exhibit 10.16

ADVANCED DIGITAL INFORMATION CORPORATION

1999 STOCK INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

ADVANCED DIGITAL INFORMATION CORPORATION (“ADIC”) grants on             , to              (“Optionee”), an option to purchase             shares of ADIC’s authorized but unissued common stock without par value at $             per share pursuant to the ADIC’s 1999 Stock Incentive Compensation Plan (the “Plan”), on the following terms and conditions:

FORM OF OPTION

ADIC intends this stock option to be a non-qualified stock option and not an incentive stock option without charge under IRC Section 422. This option is subject to and will be interpreted in accordance with all terms and conditions of the Plan, as they apply to non-qualified stock options. The Optionee acknowledges receipt of a copy of the summary of the Plan, and may obtain a copy of the Plan upon request to ADIC’s General Counsel. The terms of the Plan are incorporated by this reference. If any provision of this Agreement conflicts with the Plan, the Plan will control.

EXERCISE OF OPTION

The Option will vest and become exercisable according to the following schedule:

Date of Right to Option	Option Shares

To the extent that the right to purchase shares has accrued hereunder, this Option may be exercised from time to time by written notice to the Company with payment of the option exercise price and applicable withholding taxes.

TERM OF OPTION

The term of this Option is ten years from the date of grant.

POST-TERMINATION EXERCISES

If your employment or service relationship with ADIC terminates for any reason before this Option expires, the unvested portion of this Option will terminate automatically as of such date without notice to you. In case of termination of the Optionee’s employment or service relationship with ADIC for reasons other than cause (as defined in the Plan), death, disability or retirement, the portion of this Option vested as of the termination date will be exercisable by Optionee for the remaining term of the Option or for three months after the termination date, whichever is earlier. In case of termination of the Optionee’s employment or service relationship with ADIC for reasons of death, disability or retirement, the portion of this Option vested as of the termination date will be exercisable by the Optionee or, in the case of death, by the designated beneficiary or the personal representative of the estate of Optionee for the remaining term of the Option or for one year after the termination date, whichever is earlier. If Optionee’s employment or service relationship with ADIC is terminated for cause (as defined in the Plan), both the vested and unvested portion of this Option will terminate immediately and you will not be permitted to exercise this Option.

ADVANCED DIGITAL INFORMATION CORPORATION	OPTIONEE

By
Its Chairman and Chief Executive Officer	Name & Address